                                                                    Exhibit 10.3

                             MEMORANDUM OF AGREEMENT

              Between Astrolink International LLC and ViaSat, Inc.


This Memorandum of Agreement ("MOA") is made and entered into this 20th day of October, 2000, by and between:

Astrolink International LLC, a limited liability company organized under the laws of the State of Delaware and having its principal place of business at 6701 Democracy Boulevard, Suite 1000, Bethesda, Maryland 20817, (hereinafter referred to as "Astrolink");

and

ViaSat, Inc., a Delaware corporation having its principal place of business at 6155 El Camino Real, Carlsbad, California 92009 (hereinafter referred to as "ViaSat");

(individually referred to as a Party and collectively referred to herein as the "Parties"),

                                   WITNESSETH

WHEREAS, Astrolink is creating and will deploy a worldwide two-way broadband communications network utilizing a geostationary orbit, Ka-Band satellite system, to deliver a full complement of two-way data and multimedia communications services (and related applications), with the Ka-Band satellite service planned to be available in 2003;

WHEREAS, ViaSat builds state-of-the-art two-way earth terminals ("User Terminals"), specifically designed for "mesh" and "hub" data communications networks, has negotiated initial contracts for capacity on existing satellites and has begun deployment of a network services business addressing the same market segments as Astrolink;

WHEREAS, Astrolink and ViaSat have entered into an agreement on October 20, 2000 for ViaSat to design, develop and produce User Terminals for the Astrolink Ka-Band system (the "Terminal Contract");

WHEREAS, Astrolink intends to authorize ViaSat to offer Astrolink's satellite services and applications to customers as an Astrolink Service Provider;

WHEREAS, Astrolink and ViaSat intend to establish the terms for provision of such services in accordance with this MOA; and

WHEREAS, Astrolink and ViaSat intend to implement this MOA though a definitive agreement (the "Master Agreement") to be developed based on the terms of this MOA;



                                     1 of 7

NOW, THEREFORE, the Parties hereto, intending to be bound, do hereby agree as follows:

1. Satellite Service. Astrolink shall provide and ViaSat shall purchase (for resale to end user customers) satellite services, e.g., access, transport, application and content, on each of Astrolink's first four satellites ("Satellite Service(s)"). Such Satellite Service shall include a full range of services offered by Astrolink to comparable resellers (such as Service Providers and/or Service Partners) for comparable class and volume of service to the end-user (subject to applicable laws and regulation) for provision by ViaSat to end-user customers during the first [*] (which may be extended up to an additional [*] if ViaSat cannot utilize $25,750,000 of Satellite Services during the first [*]) of operational service on each of the first four satellites. Operational service for each satellite commences upon such satellite being ready for commercial service with a fully-operational Regional Network Control Center ("Operational Date").

----------
* Certain confidential information has been omitted and filed with the Securities and Exchange Commission pursuant to a Request for Confidential Treatment.

2. Effective Date; Term. This MOA shall be effective upon the Astrolink Board of Directors' approval of this MOA as executed by the Parties ("MOA Effective Date"). The term of this MOA shall be for one (1) year from the MOA Effective Date or until it is succeeded by the execution of a Master Agreement, whichever occurs first; the term may be renewed for succeeding one (1) year periods at the mutual agreement of both Parties prior to the execution of the Master Agreement ("MOA Term"). The term of the Master Agreement will be from Master Agreement execution through a period of [*] (or such later period as provided in paragraph 1 above) after the Operational Date of Astrolink's fourth satellite (as mutually adjusted to accommodate changes in satellite launch plans), plus any exercised option periods in the Master Agreement ("Master Agreement Term").

3. Use of Satellite Services. ViaSat (or, with Astrolink's written consent which will not be unreasonably withheld, ViaSat's affiliates) will resell various Astrolink-branded services using the Astrolink satellite system with approved Astrolink-branded terminals. Such terminals are not part of the terminals ordered by Astrolink under the Terminal Contract and, therefore, are not included as part of the Seed Order of that Contract (but are included in calculating the Minimum Quantity Purchase Commitment Shortfall Liability under that Contract).

4. User Terminal Volume. ViaSat may deploy up to [*] Astrolink-branded [*] and [*] terminals (or an equivalent mix, including comparable terminals), utilizing the Satellite Service during the [*] of operational service on each of the first four (4) Astrolink satellites (or such later period as provided in paragraph 1 above) ("Service Period"), for a maximum of [*] terminals served across the first four (4) satellites



                                     2 of 7

       ("UserTerminals"). In determining the equivalent mix of terminals above, the Master Agreement will incorporate guidelines for determining how limited use terminals are accounted for in calculating the total terminals deployed. The aggregate of such Satellite Services per satellite across the applicable Service Period shall not exceed [*] Megabits per second ("Mbps") multiplied by [*]. Calculation of this aggregate use shall be based upon actual slot assignments as recorded at the Regional Network Control Center (RNCC) for each satellite. In addition, should such Satellite Services exceed a peak of [*] Mbps per satellite averaged over any one hour period, ViaSat will Pay (over and above the $25,750,000 for the prepaid Satellite Services) for any excess usage at the Most Favored Customer Rate applicable at the time of the occurrence. For purposes of the foregoing, the "Most Favored Customer Rate" shall mean Astrolink's lowest service charge to comparable resellers (such as Service Providers and/or Service Partners) for comparable class and volume of service.

       If the aggregate Satellite Services (defined above) on a satellite are consumed prior to the end of the [*], AIL will continue to provide Satellite Services to ViaSat at the Most Favored Customer Rate for an additional period of up to [*] beyond the initial [*] period. The foregoing shall apply to those terminals already deployed by ViaSat at the time all Satellite Services have been consumed and to the extent ViaSat has, at the end of the [*] period, ongoing contractual commitments to provide services to end-user customers exceeding such [*] period.

5. Customer Conversion. At any time during the Master Agreement Term (and provided Astrolink agrees to accept such customers and their existing agreements), ViaSat can convert and turnover its customers to Astrolink or other Astrolink Service Providers and bring on additional customers, provided the number of terminals served by ViaSat does not exceed [*] at any given time. After the expiration of the Service Period on each satellite (as such may be extended up to [*] pursuant to paragraph 1 and upon notice to Astrolink prior the expiration of the [*]), ViaSat, if Astrolink so approves, can continue, on a per satellite basis, to be a Service Provider for its customers and Astrolink will sell Satellite Services to ViaSat (for resale to such customers) at Astrolink's Most Favored Customer Rate (defined in paragraph 7 below). Where Astrolink does not approve, the Parties will work out an orderly transition of the customer. Where ViaSat end-user customers are converted to Astrolink customers, such customers will be offered commercially competitive rates for service.

6. Joint Venture. The Parties intend to negotiate in good faith, on a timely basis, a joint venture for the provision of Astrolink services (both in the "pre-Astrolink satellite system" time period and during operations of the Astrolink satellite system). As part of those joint venture negotiations, the Parties will seek to establish mutually acceptable terms for integration, into the joint venture, of the reseller services performed by ViaSat hereunder and the provision of services to customers acquired by ViaSat.



                                     3 of 7

7. Satellite Services Pricing. For the Satellite Services provided by Astrolink hereunder, ViaSat shall pay Astrolink the sum of Twenty-five Million Seven Hundred and Fifty Thousand Dollars ($25,750,000) in accordance with Attachment 1, Milestone Payment Schedule. Furthermore, since this $25,750,000 payment is being made in advance of Satellite Services being received, Astrolink will repay any amounts paid for Satellite Services not rendered to the extent such failure to render Satellite Services is due to the fault of Astrolink.

       If rates (for an equivalent class and volume of service) lower than the Master Agreement rates are provided to another comparable Service Provider during the Master Agreement Term, ViaSat will be offered the right to receive Satellite Services at such rates in accordance with the terms applicable to such lower charges effective as of the date such equivalent service was provided, and an appropriate adjustment in Satellite Services and/or credit will be made at ViaSat's option.

8. Service Providers. Through a separate agreement, ViaSat will become an Astrolink Service Provider and/or Service Partner under the terms to be developed by Astrolink for such path-to-market organizations, provided that ViaSat shall not be required to accept any provision of such arrangements that are inconsistent with this MOA (and the implementing Master Agreement) without its consent, which shall not be unreasonably withheld.

9. Master Agreement. The Parties will develop and execute in a timely manner a Master Agreement implementing the terms of this MOA.

10.    Miscellaneous.

              (a) The Parties have jointly executed a suitable non-disclosure agreement (Proprietary Information No. 80401 dated 22 December
              1998) (the "NDA"), which agreement shall, if deemed necessary by both Parties, be amended or replaced.

              (b) ViaSat acknowledges and agrees to comply with the following rights in place between Astrolink and certain of its owners:

                     (i) Lockheed Martin Global Telecommunications, Inc's ("LMGT") exclusive right to deliver and distribute Astrolink system services to the United States Government and all branches, divisions or agencies thereof anywhere in the world (subject to certain conditions);

                     (ii) Telespazio Luxembourg S.A. ("TPZ") exclusive right to deliver and distribute the Astrolink system service in Italy (subject to certain conditions); and



                                     4 of 7

                     (iii) Liberty Media and its affiliates' rights of first refusal to provide installation and maintenance service for Astrolink terminals of Astrolink Service Providers in the United States and Canada (where such service contract is on generally accepted commercial price and terms).

                     In the event AIL enters into an agreement(s) (similar to those set forth in this paragraph 10(b)) in the future which materially and adversely restricts(s) ViaSat's ability to sell Astrolink-branded services in markets served by the first four (4) Astrolink satellites, the Parties shall negotiate an equitable adjustment to the Master Agreement.

              (c) This MOA does not and shall not be construed as constituting, creating, or giving effect to a joint venture, partnership or formal business organization of any kind, notwithstanding the provisions of paragraph 6 hereof.

              (d) The Parties agree that the Master Agreement and this MOA shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of law.

              (e) Neither Party will disclose the existence or contents of this MOA to any third party without the prior written consent of the other, including without limitation disclosure in any registration statement, report or other document filed with the Securities and Exchange Commission or any other government agency, unless required to do so by law. If disclosure to a government agency is required in the future, the Party proposing to make such disclosure will provide to the other Party reasonable advance notice of such disclosure, will seek confidential treatment of such disclosure by the agency, and will provide to the other Party an opportunity to object to or seek confidential treatment of such disclosure. The Parties will mutually agree in writing in advance on the contents of any press release or other disclosure or statement to any third party describing this MOA, its contents, or the alliance described herein, but neither Party is required to agree to any such press release.

              (f) Each Party represents it has the requisite corporate authority (subject to Board approval, if required) to enter into this Agreement and to fulfill its terms.

              (g) Neither Party may, or shall have the power to, assign this MOA or delegate such Party's obligations hereunder without the prior written consent of the other, which consent shall not be unreasonable withheld or delayed; provided, however, that the proposed assignee has the resources (financial, technical, personnel, etc.) to perform the assignor's obligations hereunder. Notwithstanding the foregoing, AIL may assign its rights and



                                     5 of 7
                     obligations under this MOA with the approval of ViaSat (which approval shall not be unreasonably withheld or delayed) to an entity which acquires all or substantially all of the assets of AIL or to any subsidiary or Affiliate or successor in a merger or acquisition of AIL. The assigning Party shall remain responsible for its obligations hereunder, unless expressly agreed to in writing by the non-assigning Party. The foregoing provision shall be incorporated into the Master Agreement and related implementing agreements contemplated hereunder.


IN WITNESS WHEREOF, the Parties hereto have caused this Memorandum of Agreement to be executed by their duly authorized representatives to be effective as of the MOA Effective Date:

FOR ASTROLINK:                          FOR VIASAT:
-------------                           ----------



By: /s/ Celso A. Azevedo                By: /s/ Stephen W. Cable
   ----------------------                  -------------------------------------
Name: Celso A. Azevedo                  Name: Stephen W. Cable
Title: Chief Executive Officer          Title: Vice President, Broadband Systems

Date: October 9, 2000                   Date: October 9, 2000



                                     6 of 7

                                  ATTACHMENT 1
                           MILESTONE PAYMENT SCHEDULE

In advance of the Satellite Service being available, ViaSat shall pay Twenty-Five Million Seven Hundred and Fifty Thousand Dollars ($25,750,000) to Astrolink. The payment of this $25,750,000 shall be made following the accomplishment of the set of Astrolink system deployment milestones set forth below ("Milestone Payments").


------------------------------------------------------------------------------------------------
                                                                                  CUMULATIVE
  PROGRAM MILESTONE        MILESTONE DATE           MILESTONE AMOUNT            MILESTONE AMOUNT
  -----------------        --------------           ----------------            ----------------
         [*]                     [*]                       [*]                        [*]
         [*]                     [*]                       [*]                        [*]
         [*]                     [*]                       [*]                        [*]
         [*]                     [*]                       [*]                        [*]
         [*]                     [*]                       [*]                        [*]
         [*]                     [*]                       [*]                        [*]
         [*]                     [*]                       [*]                        [*]
         [*]                     [*]                       [*]                        [*]
         [*]                     [*]                       [*]                        [*]
         [*]                     [*]                       [*]                        [*]
------------------------------------------------------------------------------------------------

----------
* Certain confidential information has been omitted and filed with the Securities and Exchange Commission pursuant to a Request for Confidential Treatment.

Note: Milestones, Milestone Achievement Criteria and payment provisions to be finalized in the Master Agreement.



                                     7 of 7